BGSF, Inc. Reports Full Year and Fourth Quarter 2023 Financial Results
Record Full Year Revenues of $313.2 million, up 4.9%
Generated $20.4 Million of Operating Cash Flow
New Credit Facility Closed March 12, 2024

PLANO, Texas – (March 13, 2024) – BGSF, Inc. (NYSE: BGSF), a growing provider of consulting, managed services, and professional workforce solutions, today reported financial results for its fiscal year and fourth fiscal quarter ended December 31, 2023.

Note: Fiscal 2023 financial results are on a 52-week year ended December 31, 2023, compared to Fiscal 2022 financial results on a 53-week year ended January 1, 2023.

Full Year 2023 Highlights from Continuing Operations2,3:
•Revenues were $313.2 million, up 4.9% from 2022. Property Management revenues grew organically by 3.3% versus the prior year. Professional revenues grew by 6.1% from prior year, with Arroyo Consulting acquisition contributing $14.8 million in new revenues, partially offset by a decline in the existing Professional business.
•Gross profit was $111.8 million, up 8.0% from 2022. Gross profit margins increased 100 basis points to 35.7%.
•Operating loss in 2023 includes a non-cash impairment of $22.5 million related to trade name intangible assets from the rebranding to BGSF for all entities. The after-tax impact was $17.5 million or $1.63 per diluted share, using the year-to-date effective tax rate.
•Net loss from continuing operations was $10.2 million, or $0.95 per diluted share, vs. net income from continuing operations of $11.3 million, or $1.07 per diluted share in 2022, primarily due to the trade name impairment and increased acquisition amortization and interest expense.
•Adjusted EBITDA1 from continuing operations was $25.1 million (8.0% of revenues), up from $21.7 million (7.3% of revenues) in 2022, an increase of 15.9% year over year.
•Adjusted EPS1 from continuing operations was $1.19 in 2023, vs. $1.26 in 2022.

Fiscal 2023 Same Day Revenue(1), Same Day Gross Profit(1) and Same Day EBITDA(1) increased 7.1%, 10.2%, and 18.1% from 2022, respectively.

Note: Fourth quarter 2023 financial results are on a 13-week period ended December 31, 2023, compared to fourth quarter 2022 financial results on a 14-week period ended January 1, 2023.

Q4 2023 Highlights from Continuing Operations2,3:
•Revenues were $73.6 million, vs. $77.3 million in 2022.
•Gross profit was $25.4 million, compared to $27.1 million in 2022.
•Operating income was $3.2 million in 2023, up from $2.8 million in 2022.
•Net income from continuing operations was $1.0 million, or $0.11 per diluted share, vs. net income from continuing operations of $1.4 million, or $0.14 per diluted share in 2022, primarily due to increased acquisition amortization and interest expense.

•Adjusted EBITDA1 from continuing operations was $5.5 million (7.5% of revenues), vs. $4.3 million (5.6% of revenues) in 2022, an increase of 27.6% over prior year.
•Adjusted EPS1 from continuing operations was $0.21 for 2023 up from $0.19 in 2022.

Fourth quarter 2023 Same Day Revenue(1), Same Day Gross Profit(1) and Same Day EBITDA(1) increased 3.1%, 1.8%, and 38.2% from 2022, respectively.

1Non-GAAP financial measure. See reconciliation below for details.
22022 includes three weeks of operating results from the Horn Solutions acquisition.
3 2023 includes 39 weeks of Arroyo Consulting and a full year of Horn Solutions.

On March 12, 2024, our credit agreement was amended with BMO Bank, N.A., as administrative agent, and swing line lender, and BMO Capital Markets Corp., as sole lead arranger and sole book runner, with a maturity date of March 12, 2028. The revolving credit facility with an outstanding balance of approximately $22 million provides for the borrowing of funds from time to time in an aggregate amount up to $40 million. Term loans with an outstanding principal balance of $34 million were outstanding under the Credit Agreement and remain outstanding under the amended agreement.

Beth A. Garvey, Chair, President and CEO, said, “Fiscal 2023 was a significant year for BGSF. We successfully executed our long-term strategic plans through an accretive acquisition, rebranding all our businesses, and building stronger relationships with world-class ERP technologies. For the year, we grew revenues to $313 million, up almost 5%, and generated over $20 million of cash from operations. I am proud of our team’s ability to achieve key objectives in 2023 despite project delays and persistent macroeconomic headwinds impacting corporations throughout North America. Our confidence in BGSF’s business and strategy was demonstrated through our return to shareholders by consistent quarterly cash dividends.”

Conference Call
BGSF will discuss its fourth fiscal quarter and full year 2023 financial results during a conference call and webcast at 9:00 a.m. ET on March 14, 2024. Interested participants may dial 1-877-317-6789 (Toll Free) or 1-412-317-6789 (International). A replay of the call will be available until March 21, 2024. To access the replay, please dial 1-877-344-7529 (Toll Free), or 1-412-317-0088 (International) and enter access code 6349244. The live webcast and archived replay are accessible from the investor relations section of the Company’s website at https://investor.bgsf.com/events-and-presentations/default.aspx

About BGSF
BGSF provides consulting, managed services and professional workforce solutions to a variety of industries through its various divisions in IT, Finance & Accounting, Managed Solutions, and Property Management (formally known as Real Estate which includes apartment communities and commercial buildings). BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 121st largest U.S. staffing company and the 52nd largest IT staffing firm in 2023. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at WWW.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgstaffing.com 214.872.2710 or 214.616.2207
Source: BGSF, Inc.

GAAP FINANCIAL MEASURES

Portions of the following tables have been derived from our unaudited consolidated financial statements and summarize key components of our statements of operations for the periods indicated, as well as a reconciliation of revenue and operating income (loss) from continuing operations by reportable segment to consolidated results for the periods indicated.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31, 2023	January 1, 2023
ASSETS
Current assets
Accounts receivable (net of allowance for credit losses of $554 and $558, respectively)	$56,776	$66,285
Prepaid expenses	2,963	2,418
Other current assets	7,172	7,459
Total current assets	66,911	76,162
Property and equipment, net	1,217	2,081
Other assets
Deposits	2,699	2,616
Other, net	5,026	4,411
Deferred income taxes, net	7,271	2,196
Right-of-use asset - operating leases	5,435	4,462
Intangible assets, net	30,370	47,552
Goodwill	59,588	55,193
Total other assets	110,389	116,430
Total assets	$178,517	$194,673
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$95	$587
Accrued payroll and expenses	14,902	19,171
Line of credit (net of debt issuance costs of $128)	24,746	—
Long-term debt, current portion	34,000	4,000
Accrued interest	438	273
Income taxes payable	282	253
Contingent consideration, current portion	4,208	1,081
Convertible Note	4,368	—
Other current liabilities	—	1,000
Lease liabilities, current portion	2,016	1,842
Total current liabilities	85,055	28,207
Line of credit (net of debt issuance costs of $259)	—	22,303
Long-term debt, less current portion	—	36,000
Contingent consideration, less current portion	4,112	—
Convertible note	—	4,368
Lease liabilities, less current portion	3,814	3,049
Other long-term liabilities	—	10
Total liabilities	92,981	93,937
Commitments and contingencies
Preferred stock, $0.01 par value per share, 500,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 19,500,000 shares authorized, 10,887,509 and 10,772,515 shares issued and outstanding, respectively, net of treasury stock, at cost, of 3,930 and 1,845 shares, respectively	52	70
Additional paid in capital	68,551	67,003
Retained earnings	16,933	33,663
Total stockholders’ equity	85,536	100,736
Total liabilities and stockholders’ equity	$178,517	$194,673

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
	(unaudited)
Revenues	$73,567	$77,283	$313,167	$298,422
Cost of services	48,120	50,225	201,383	194,874
Gross profit	25,447	27,058	111,784	103,548
Selling, general and administrative expenses	20,175	23,210	88,650	83,211
Impairment losses	—	—	22,545	—
Depreciation and amortization	2,045	1,087	7,774	4,054
Operating income (loss)	3,227	2,761	(7,185)	16,283
Interest expense, net	(1,601)	(644)	(5,976)	(1,363)
Income (loss) from continuing operations before income taxes	1,626	2,117	(13,161)	14,920
Income tax benefit (expense) from continuing operations	(627)	(699)	2,938	(3,659)
Income (loss) from continuing operations	999	1,418	(10,223)	11,261
Income from discontinued operations:
Income	—	—	—	1,235
Gain on sale	—	409	—	17,675
Income tax expense	—	95	—	4,810
Net income (loss)	$999	$1,732	$(10,223)	$25,361

Net income (loss) per share - diluted
Net (loss) income from continuing operations	$0.11	$0.14	$(0.95)	$1.07
Net income from discontinued operations:
Income	—	—	—	0.12
Gain on sale	—	0.03	—	1.69
Income tax expense	—	(0.01)	—	(0.46)
Net income (loss) per share - diluted	$0.11	$0.16	$(0.95)	$2.42

BUSINESS SEGMENTS
(dollars in thousands)

	Fiscal Quarter Ended				Fiscal Year Ended
	December 31, 2023		January 1, 2023		December 31, 2023		January 1, 2023
	(unaudited)
Revenue:
Property Management	$29,624	40%	$31,956	41%	$125,077	40%	$121,093	41%
Professional	43,943	60%	45,327	59%	188,090	60%	177,329	59%
Total	$73,567	100%	$77,283	100%	$313,167	100%	$298,422	100%

Gross profit:
Property Management	$11,589	46%	$12,602	47%	$49,785	45%	$47,695	46%
Professional	13,858	54%	14,456	53%	61,999	55%	55,853	54%
Total	$25,447	100%	$27,058	100%	$111,784	100%	$103,548	100%

Operating income (loss):
Property Management	$5,479		$4,803		$23,155		$19,803
Professional -without impairment losses	2,626		3,146		12,292		15,604
Professional - impairment losses	—		—		(22,545)		—
Home office	(4,878)		(5,188)		(20,087)		(19,124)
Total	$3,227		$2,761		$(7,185)		$16,283

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
Years ended December 31, 2023, January 1, 2023 and December 26, 2021

	2023	2022	2021
Cash flows from operating activities
Net (loss) income	$(10,223)	$25,361	$14,109
(Income) from discontinued operations	—	(1,235)	(4,570)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation	446	597	685
Amortization	7,328	3,457	3,013
Gain on sale of discontinued operations	—	(17,675)	—
Impairment losses	22,545	—	—
CARES Act credit	—	—	(2,368)
Loss on disposal of property and equipment	17	6	8
Contingent consideration adjustment	—	—	(2,403)
Amortization of debt issuance costs	199	172	75
Interest expense on contingent consideration payable	740	128	252
Provision for credit losses	798	315	221
Share-based compensation	1,029	1,085	1,058
Deferred income taxes, net of acquired deferred tax liability	(5,075)	2,353	1,279
Net changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	12,163	(14,793)	(15,178)
Prepaid expenses and other current assets	(2,159)	(866)	(200)
Deposits	(83)	1,503	(126)
Other assets	720	660	319
Accounts payable	(492)	(228)	156
Accrued payroll and expenses	(7,426)	1,633	5,730
Accrued interest	165	171	24
Income taxes receivable and payable	729	(1,202)	(560)
Other current liabilities	(1,000)	(4,551)	19
Operating leases	(35)	(127)	(107)
Other long-term liabilities	—	(64)	(78)
Net cash provided by (used in) continuing operating activities	20,386	(3,300)	1,358
Net cash (used in) provided by discontinued operating activities	—	(3,822)	5,305
Net cash provided by (used in) operating activities	20,386	(7,122)	6,663

Cash flows from investing activities
Businesses acquired, net of cash acquired	(6,917)	(33,940)	(3,791)
Businesses sold	—	30,722	—
Capital expenditures	(2,597)	(5,680)	(3,204)
Proceeds from sale of property and equipment	—	—	5
Net cash used in continuing investing activities	(9,514)	(8,898)	(6,990)
Net cash used in discontinued investing activities	—	(26)	(34)
Net cash used in investing activities	(9,514)	(8,924)	(7,024)

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)
Years ended December 31, 2023, January 1, 2023 and December 26, 2021

	2023	2022	2021
Cash flows from financing activities
Net borrowings under line of credit	2,312	9,781	6,804
Proceeds from issuance of long-term debt	—	40,000	—
Principal payments on long-term debt	(6,000)	(26,863)	(2,063)
Payments of dividends	(6,507)	(6,290)	(4,567)
Issuance of ESPP shares	512	653	340
Issuance of shares under the 2013 Long-Term Incentive Plan and Form S-3 registration statement costs, net of exercises	(10)	(1)	(41)
Contingent consideration paid	(1,110)	(1,110)	—
Debt issuance costs	(69)	(236)	—
Net cash (used in) provided by continuing financing activities	(10,872)	15,934	473
Net change in cash and cash equivalents	—	(112)	112
Cash and cash equivalents, beginning of year	—	112	—
Cash and cash equivalents, end of year	$—	$—	$112

Supplemental cash flow information:
Cash paid for interest, net	$4,668	$641	$879
Cash paid for taxes, net of refunds	$1,378	$7,562	$3,676

NON-GAAP FINANCIAL MEASURES

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA, Same Day EBITDA, Adjusted EPS, Same Day Adjusted EPS, Same Day Revenue, and Same Day Gross Profit.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of a company. Adjusted EBITDA, Same Day EBITDA, Adjusted EPS, Same Day Adjusted EPS, Same Day Revenue, and Same Day Gross Profit are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, revenue, gross profit, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA, Same Day EBITDA, Adjusted EPS, Same Day Adjusted EPS, Same Day Revenue, and Same Day Gross Profit are useful performance measures and are used by us to facilitate comparisons of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and certain non-cash expenses such as share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance. We define “Same Day EBITDA” as Adjusted EBITDA on a fifty-two week fiscal year. We define “Same Day Revenue” and “Same Day Gross Profit” as revenue and gross profit on a fifty-two week fiscal year. We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, transaction fees, and certain non-cash expenses such as impairment losses, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO ADJUSTED AND SAME DAY EBITDA
(dollars in thousands)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Income (loss) from continuing operations	$999	$1,417	$(10,223)	$11,261
Income tax expense (benefit) from continuing operations	626	699	(2,938)	3,659
Interest expense, net	1,601	644	5,976	1,363
Operating income (loss)	3,226	2,760	(7,185)	16,283
Depreciation and amortization	2,045	1,087	7,774	4,054
Impairment losses	—	—	22,545	—
Share-based compensation	184	220	1,029	1,085
Transaction fees	73	265	974	271
Adjusted EBITDA from continuing operations	5,528	4,332	25,137	21,693
Adjusted EBITDA Margin (% of revenue)	7.5%	5.6%	8.0%	7.3%

Adjusted EBITDA from continuing operations	$5,528	$4,332	$25,137	$21,693
Same day adjustment	—	(332)	—	(410)
Same Day EBITDA from continuing operations	$5,528	$4,000	$25,137	$21,283

RECONCILIATION OF ADJUSTED EPS AND SAME DAY ADJUSTED EPS

	Fiscal Quarter Ended		Fiscal Year Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023

Net income (loss) from continuing operations per diluted share	$0.11	$0.14	$(0.95)	$1.07
Acquisition amortization	0.15	0.05	0.57	0.22
Impairment losses	—	—	2.09	—
Transaction fees	0.01	0.03	0.09	0.03
Income tax expense adjustment	(0.06)	(0.03)	(0.61)	(0.06)
Adjusted EPS from continuing operations	$0.21	$0.19	$1.19	$1.26
Same day adjustment	—	(0.02)	—	(0.03)
Same Day Adjusted EPS from continuing operations	$0.21	$0.17	$1.19	$1.23

RECONCILIATION OF SAME DAY REVENUES AND SAME DAY GROSS PROFIT
(dollars in thousands)

	January 1, 2023
	Revenues	Gross Profit
Fourteen Weeks (65 revenue days) - GAAP	$77,283	$27,058
Five Days	(5,916)	(2,068)
Thirteen Weeks (60 revenue days) - Same Day	$71,367	$24,990

Fifty-three Weeks (254 revenue days) - GAAP	$298,422	$103,548
Five Days	(5,916)	(2,068)
Fifty-two Weeks (249 revenue days) - Same Day	$292,506	$101,480